UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

FAT Brands Inc.

Twin Hospitality Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware Delaware	001-38250 001-42395	82-1302696 99-1232362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 5151 Belt Line Road, Suite 1200, Dallas, TX	90212 75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on January 26, 2026, FAT Brands Inc. (the “Company”) and each of its direct and indirect subsidiaries, including Twin Hospitality Group Inc. (“TWNP”), commenced voluntary cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas under the jointly administered caption of In re Fat Brands Inc., et al., Case Number 26-90126 (ARP). This Current Report on Form 8-K is being filed jointly by the Company and TWNP.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2026, the Company and TWNP each appointed Keshav Lall as its interim Chief Executive Officer, filling in for the former Chief Executive Officer who remains on a leave of absence pursuant to the Amended and Restated Stipulation and Agreed Order Regarding Mediated Agreement [Docket No. 472]. Also on such date, Mr. Lall was appointed interim Chief Executive Officer of certain of the direct and indirect subsidiaries of the Company and TWNP.

Mr. Lall is a Founding Partner at Uzzi & Lall, a financial advisory firm specializing in helping clients manage acute change, financial stress and operational disruption. Prior to founding Uzzi & Lall, Mr. Lall was a Senior Managing Director at a financial advisory firm, where he served as Chief Restructuring Officer for numerous debtors and led creditor-side engagements for prominent global investment firms and family offices. Earlier in his career, Mr. Lall was the Chairman and CEO of Essar Capital Americas. Mr. Lall began his career in Deutsche Bank’s M&A division, followed by over a decade of principal investing at Deutsche Bank, Marblegate, Citadel and Balyasny. Mr. Lall holds a degree from Cornell University in applied economics and business management.

There are no family relationships between Mr. Lall and any director or officer of the Company, and no arrangements or understandings between Mr. Lall and any other person pursuant to which he was selected as interim Chief Executive Officer. Mr. Lall is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Mr. Lall was appointed pursuant to a written Engagement Letter (the “Engagement Agreement”) between Uzzi & Lall and the Company dated April 26, 2026. The Engagement Letter provides that Uzzi & Lall will receive compensation at the rate of $100,000 per month for providing Mr. Lall’s services to the Company.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Engagement Letter, dated April 26, 2026, by and between FAT Brands Inc. and Uzzi & Lall.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2026

FAT Brands Inc.

By:	/s/ John DiDonato
John DiDonato
Chief Restructuring Officer

Date: April 29, 2026

Twin Hospitality Group Inc.

By:	/s/ John DiDonato
John DiDonato
Chief Restructuring Officer